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                                                                   Exhibit 4.1.2

                                                                  EXECUTION COPY


                                                                           I.A.4

                          SUPPLEMENTAL INDENTURE NO. 1

     THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of January 14, 2004 (this "Supplement"), among JPMORGAN CHASE BANK, a New York banking corporation (the "Indenture Trustee"), EW HOLDING CORP., a New York corporation ("EW Holding"), K-SEA TRANSITION4 CORP., a Texas corporation ("Transition4"), K-SEA LP4, L.P., a Texas limited partnership ("LP#4"), K-SEA TRANSPORTATION LLC, a Delaware limited liability company ("K-Sea LLC"), K-Sea LP1, L.P., a Texas limited partnership ("LP#1"), K-SEA LP2, L.P., a Texas limited partnership ("LP#2"), K-SEA TRANSPORTATION PARTNERS L.P., a Delaware limited partnership ("K-Sea LP"), and K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("K-Sea OLP").


                                    RECITALS

     WHEREAS:

     A. K-Sea LLC, EW Holding and the Indenture Trustee are the original parties to that certain Trust Indenture, dated as of June 7, 2002 (the "Indenture");

     B. As set forth in the Recital to the Indenture, K-Sea LLC and EW Holding have previously authorized the issuance of, and have issued, ship financing bonds designated "United States Government Guaranteed Ship Financing Obligations, K-Sea Series 2002-1, 2002-2, 2002-3 and 2002-4" (the "Obligations") in an aggregate original principal amount of Forty Million Four Hundred Forty-One Thousand United States Dollars ($40,441,000) (generally referred to herein as the "Title XI Financing"), guaranteed by the United States of America (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), to finance a portion of the cost of construction of DBL 101 (O.N. 1119760), DBL 81 (O.N. 1132231), DBL 82 (O.N. 1137538), and Hull No. 422, to be known as DBL 102 (collectively, the "Vessels" and each, a "Vessel");

     C. In connection with the initial public offering of common units representing limited partner interests in K-Sea LP on the date hereof and all transactions and agreements contemplated or incidental thereto, including the execution of the Contribution, Conveyance and Assumption Agreement dated as of the date hereof (the "Contribution Agreement") by and among, inter alia, K-Sea

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LLC, EW Holding, K-Sea Investors L.P., a Delaware limited partnership, K-Sea LP and K-Sea OLP and the performance of the terms and transactions set forth in the Contribution Agreement (collectively, the "MLP Transaction"), the following mergers have occurred as of the date hereof:

          (i) EW Holding has merged into Transition 4; Transition 4 has entered into a merger with LP#4 (with both entities surviving and all obligations, liabilities and assets relating to the Title XI Financing having been allocated to and vested into LP#4); and LP#4 has merged into K-Sea OLP; and

          (ii) K-Sea LLC has merged into LP#1; LP#1 has entered into a merger with LP#2 (with both entities surviving and all obligations, liabilities and assets relating to the Title XI Financing having been allocated to and vested into LP#2); and LP#2 has merged into K-Sea OLP.

     D. By assumption, merger and operation of law (x) each of Transition 4 and LP#4, successively, and each of LP#1 and LP#2, successively, simultaneously herewith has succeeded to all of the interests and obligations of EW Holding and K-Sea LLC, respectively, related to the Title XI Financing, including, without limitation the Obligations, the Original Indenture, the Depository Agreement, the Secretary's Note, the Original Security Agreement, the Mortgage and the other documents and instruments related thereto, the Increased Security, and the Vessels, respectively, and (y) each of LP#1 and LP#2 simultaneously herewith has successively succeeded to all of the interests and obligations of K-Sea LLC in the Construction Contract;

     E. By assumption contained herein in the case of K-Sea LP, and by assumption, merger and operation of law in the case of K-Sea OLP, K-Sea LP and K-Sea OLP simultaneously herewith have succeeded to all of the interests and obligations of EW Holding, Transition 4, LP#4, K-Sea LLC, LP#1, and LP#2 including, without limitation, the Obligations, the Original Indenture, the Depository Agreement, the Secretary's Note, the Original Security Agreement, the Mortgage, and all other documents and instruments related thereto and the Vessels, and K-Sea OLP simultaneously herewith has succeeded to all of the interests and obligations of LP#1 and LP#2 in the Construction Contract;

     F. In accordance with the terms of Section 10.01 of the Indenture, the parties hereto wish to effect the execution and delivery of this Supplement and the surrender and cancellation of the Obligations in exchange for Obligations under which K-Sea LP and K-Sea OLP, jointly and severally, are the obligors. Such Obligations are designated "United States Government Ship Financing Obligations, K-Sea Series 2002-1, 2002-2, 2002-3 and 2002-4";

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     G.   Each of Transition 4, LP#4, LP#1, LP#2, successively, and finally
K-Sea LP and K-Sea OLP, jointly and severally, is willing to assume all obligations and liabilities of K-Sea LLC and EW Holding under the original Indenture and the Obligations;

     H. Section 8.01 of Exhibit 1 to the Indenture permits the merger of the Shipowner (as defined therein) into another entity, and Section 10.01(2) of
Exhibit 1 to the Indenture provides that the Shipowner (as defined therein) and the Indenture Trustee may, without the consent of or notice to any of the Obligees, enter into a supplement to the Indenture to evidence the succession of another entity to the Obligations of the Shipowner (as defined therein) under the Indenture, provided that such supplement to the Indenture does not adversely affect the interests of the Obligees;

     I. Pursuant to said Section 10.01(2), the Shipowner (as defined in the Indenture) and the Indenture Trustee desire to enter into this Supplement for the purpose of supplementing and carrying out the terms of Section 8.01 of
Exhibit 1 to the Indenture;

     J. The Secretary has consented pursuant to Section 10.05 of the Indenture; and

     K. All requirements of law and of the Indenture and of the governing instruments of each of EW Holding, Transition4, LP#4, K-Sea LLC, LP#1, LP#2, K-Sea LP and K-Sea OLP have been fully complied with, and all other acts and things necessary to make this Supplement a valid, binding and legal instrument have been done and performed.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.     ASSUMPTION AND CONSENT

     SECTION 1. ASSUMPTION OF INDENTURE. In accordance with the terms of Sections 8.01 and 10.01(2) of the Indenture, each of (x) Transition4 and LP#4,
(y) LP#1 and LP#2, and then (z) K-Sea LP and K-Sea OLP, jointly and severally, has successively assumed and does hereby expressly assume, and hereby does expressly agree to perform, all of the respective former, present and future obligations, duties, right, title and interest of K-Sea LLC and EW Holding, in and to the Indenture, as amended and supplemented hereby, and the Obligations, together with all documents and instruments evidencing any such obligations, duties, right,

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title and interest thereto. Pursuant to Section 8.01(a)(1) of the Indenture, each of K-Sea LP and K-Sea OLP has, as the final step in these successive mergers, assumed and does expressly assume, and agrees to perform, all of the obligations of K-Sea LLC and EW Holding with respect to, the payment of the principal and interest (and premium, if any) of the Outstanding Obligations, relating to the Vessels. Each of K-Sea LP and K-Sea OLP jointly and severally represents and warrants to the Secretary that each of Transition4, LP#4, LP#1 and LP#2 has successively assumed the obligations of K-Sea LLC and EW Holding, respectively, in and to the Indenture and the Obligations.

     SECTION 2. SECRETARY'S CONSENT. The United States, acting through the Secretary, (i) by its consent and agreement below, consents and agrees to the assumptions described in Section 1 above, the execution and delivery of this Supplement as required under Section 10.05 of the Indenture, and agrees to execute and deliver a release of each of K-Sea LLC, EW Holding, Transition4, LP#4, LP#1 and LP#2 from the Indenture immediately after consummation of all the mergers described herein, such release to be substantially in the form attached hereto as Exhibit 1 and shall be effective as set forth in Article II, Section 1(a), and (ii) agrees that from and after the date hereof the Indenture shall be supplemented in all respects by this Supplement.

ARTICLE II.    CANCELLATION AND REISSUANCE OF OBLIGATIONS

     SECTION 1. DISCHARGE, RELEASE, SURRENDER AND CANCELLATION OF OBLIGATIONS.

     (a) In accordance with the terms of Section 8.01(b) of the Indenture but effective only upon the execution and delivery by the Secretary of a release substantially in the form of Exhibit 1, the Indenture Trustee and the Secretary hereto expressly discharge and release EW Holding, Transition4, LP#4, K-Sea LLC, LP#1 and LP#2 from any and all obligations relating to the Indenture and the Obligations. Upon delivery of the release by the Secretary substantially in the form of Exhibit 1, the release contained therein of each of EW Holding, Transition 4, LP#4, K-Sea LLC, LP#1 and LP#2 shall be effective as of the effective time of the relevant merger.

     (b) Concurrently with the issuance and delivery of the Obligations pursuant to Section 2 below, the Indenture Trustee shall cancel the Obligations issued by K-Sea LLC and EW Holding and currently held by the Indenture Trustee for the benefit of the Obligees. The parties hereto agree that the Obligations executed by K-Sea LLC and EW Holding as exchanged into the Obligations executed by K-Sea LP and K-Sea OLP constitute the same indebtedness and that at no time is, or will, a principal amount of Obligations in excess of $40,441,000 be outstanding.

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     SECTION 2. ISSUANCE OF OBLIGATIONS.

     (a) In accordance with Section 8.01 of the Indenture, concurrently with the execution and delivery of this Supplement each of K-Sea LP and K-Sea OLP, jointly and severally, shall, in exchange for the existing Obligations executed by K-Sea LLC and EW Holding, execute and issue Obligations of the same Series, in the same principal amounts and payable to the same Person(s) as the surrendered Obligations. In accordance with Article I of the Authorization Agreement, the Indenture Trustee shall (1) cause the Guarantees of the Secretary, the facsimile signature of the Maritime Administrator or the Acting Maritime Administrator, and the facsimile seal of the U.S. Department of Transportation to be imprinted upon each of the Obligations issued in exchange for the Obligations in accordance with the terms hereof and Article II and
Article III of the Indenture, and (2) authenticate and deliver such Obligations in the names of K-Sea LP and K-Sea OLP, jointly and severally, in exchange for the Obligations surrendered and cancelled.

ARTICLE III.   AMENDMENTS

     The  Indenture is hereby amended as follows:

     SECTION 1. DEFINITIONS.

     (a) For all purposes of this Supplement and the Indenture as supplemented hereby, unless otherwise expressly provided or unless the context otherwise requires, the terms used herein and defined in Schedule A to this Supplement or by reference therein to other instruments shall have the respective meanings stated in said Schedule A or such other instruments.

     (b) All references to the Indenture contained in any documents delivered under or pursuant to the Indenture, including without limitation Schedule A to the Indenture, shall be construed as references to the Indenture as supplemented and amended by the terms of this Supplement, as it may be further amended, modified or supplemented from time to time.

     (c) All references in the General Provisions to the Indenture to "Shipowner", "Shipowner's", "EW Holding" or "K-Sea" shall be deemed to mean K-Sea LP and K-Sea OLP, jointly and severally, as joint and several successors in interest by assumption, merger and operation of law to EW Holding, Transition4, LP#4, K-Sea LLC, LP#1, and LP#2, PROVIDED, HOWEVER, where the context refers to the Shipowner solely in its capacity as owner of any Vessel, such reference shall be deemed to mean and refer to K-Sea OLP alone.

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     SECTION 2. REPRESENTATIONS AND WARRANTIES. K-Sea LP and K-Sea OLP make the representations and warranties made by K-Sea LLC and EW Holding set forth in the Indenture.

     SECTION 3. ADDITIONS, DELETIONS AND AMENDMENTS TO THE GENERAL PROVISIONS OF THE INDENTURE.

     The following additions, deletions and amendments are hereby made to
Exhibit 1 to the Indenture:

     (a)  CONCERNING NOTICES. Subject to the provisions of Section 13.01 of
Exhibit 1 to the Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary shall be deemed to have been sufficiently given or made when addressed to:

     The Indenture Trustee as:

          JPMorgan Chase Bank
          4 New York Plaza, 15th Floor
          New York, New York 10004
          Attention: Institutional Trust Services

     Each of EW Holding, Transition4, LP#4, K-Sea LLC, LP#1 and LP#2 as:

          c/o K-Sea Transportation Partners L.P.
          Attn.: Chief Financial Officer
          3245 Richmond Terrace
          Staten Island, NY 10303

     Each of K-Sea LP and K-Sea OLP as:

          c/o K-Sea Transportation Partners L.P.
          Attn.: Chief Financial Officer
          3245 Richmond Terrace
          Staten Island, NY 10303

     The Secretary as:

          SECRETARY OF TRANSPORTATION
          c/o Maritime Administrator
          Department of Transportation
          400 Seventh Street, SW
          Washington, D.C. 20590

     (b) CONCERNING SCHEDULE A. Schedule A to the Indenture is hereby amended by deleting it in its entirety and substituting the attached Schedule A therefor.

ARTICLE IV.    MISCELLANEOUS

     SECTION 1. CONCERNING PARTIES. K-Sea LP and K-Sea OLP are hereby made parties to the Indenture for all purposes of the obligations, duties, right, title and interest set forth therein with the same effect as if K-Sea LP and K-Sea OLP had been named therein.

     SECTION 2. CONTINUATION IN EFFECT. Except as added, deleted or amended by this Supplement, all of the provisions of the Indenture shall otherwise remain in full force and effect.

     SECTION 3. GOVERNING LAW. THIS SUPPLEMENT AND EACH OBLIGATION SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA, BUT TO THE EXTENT THEY ARE INAPPLICABLE, THEN BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     SECTION 4. EXECUTION OF COUNTERPARTS. This Supplement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall constitute but one and the same instrument.

     SECTION 5. TRUSTEE NOT RESPONSIBLE. The Indenture Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which are made solely by K-Sea LP and K-Sea OLP.

                            [SIGNATURES ON NEXT PAGE]

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     IN WITNESS WHEREOF, this Supplemental Indenture No. 1 has been executed by the parties hereto as of the day and year first above written.


[Seal]                             EW HOLDING CORP.,


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Chief Financial Officer


[Seal]                             K-SEA TRANSITION4 CORP.,


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Vice President


[Seal]                             K-SEA LP4, L.P.,
                                   by its general partner, K-Sea GP4, LLC,


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Manager


[Seal]                             K-SEA TRANSPORTATION LLC


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Chief Financial Officer


[Seal]                             K-SEA LP1, L.P.,
                                   by its general partner, K-Sea GP1, LLC,


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Manager

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[Seal]                             K-SEA LP2, L.P.,
                                   by its general partner, K-Sea GP2, LLC,


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Manager


[Seal]                             K-SEA TRANSPORTATION PARTNERS
                                   L.P., by its general partner K-Sea General
                                   Partner L.P., by its general partner K-Sea
                                   General Partner GP LLC


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Chief Financial Officer


[Seal]                             K-SEA OPERATING PARTNERSHIP L.P.,
                                   by its general partner K-Sea OLP GP, LLC


 /S/ RICHARD P. FALICNELLI         BY:  /S/ JOHN J. NICOLA
----------------------------          ----------------------------
Attest:                                Name:   John J. Nicola
                                       Title:  Chief Financial Officer


[Seal]                             JPMORGAN CHASE BANK,
                                   as Indenture Trustee

  /S/ ILLEGIBLE                    By:  /S/ JAMES D. HEANEY
----------------------------          ----------------------------
Attest:                                Name:   James D. Heaney
                                       Title:  Vice President

                                        9
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CONSENTED AND AGREED TO BY:

UNITED STATES OF AMERICA,
Secretary of Transportation
Maritime Administrator

By:  /S/ JOEL C. RICHARD
   -------------------------
   Title: Secretary                     /S/ SARAH J. WASHINGTON
          Maritime Administration     ----------------------------
                                      Attest:

STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )

     On this 9th day of January, 2004 before me, Sophia Bryan, a Notary Public in and for the State and County of New York, personally appeared John J. Nicola, duly known to me, who acknowledged to me that he is


     (i)     Chief Financial Officer of EW Holding Corp.,

     (ii)    Vice-President of K-Sea Transition4 Corp.,

     (iii) a Manager of K-Sea GP4, LLC, which is general partner of K-Sea LP4, L.P.,

     (iv)    Chief Financial Officer of K-Sea Transportation LLC,

     (v) a Manager of K-Sea GP1, LLC which is general partner of K-Sea LP1, L.P.,

     (vi) a Manager of K-Sea GP2, LLC which is general partner of K-Sea LP2, L.P.,

     (vii) Chief Financial Officer of K-Sea General Partner GP LLC which is general partner of K-Sea General Partner L.P., which is, in turn, general partner of K-Sea Transportation Partners L.P., and

     (viii) Chief Financial Officer of K-Sea OLP GP, LLC which is general partner of K-Sea Operating Partnership L.P.,


each an entity described in and that executed the instrument hereto annexed, and he acknowledged the same to be his act as said officer or manager.


                                                    /S/ SOPHIA BRYAN
                                                   -------------------------
                                                   NOTARY PUBLIC
                                                   My Commission Expires:

(NOTARIAL SEAL)

                                       11
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STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )

     On this 7th day of January, 2004 before me, Emily Fayan, a Notary Public in and for the State and County of New York, personally appeared James D. Heaney, duly known to me, who acknowledged that he is Vice President of JPMorgan Chase Bank, a banking corporation, the entity described in and that executed the instrument hereto annexed, and he acknowledged the same to be his act as said officer.


                                                     /S/ EMILY FAYAN
                                                   -------------------------
                                                   NOTARY PUBLIC
                                                   My Commission Expires:

(NOTARIAL SEAL)

                                       12
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                                                                       EXHIBIT 1

                               SECRETARY'S RELEASE

     The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary") hereby releases, except for warranties and representations made to the Secretary, each of the following entities (as of the effective time of their respective merger), from all of its respective obligations, duties, right, title and interest in the Indenture, Obligations, Financial Agreement, Security Agreement, Secretary's Note, Assumptions of Mortgage, Security Agreement and Secretary's Note, Guarantee Commitment and all other documents and agreements relating thereto:

     EW Holding Corp.
     K-Sea Transition4 Corp.
     K-Sea LP4, L.P.
     K-Sea Transportation LLC
     K-Sea LP1, L.P.
     K-Sea LP2, L.P.
     K-Sea Acquisition
     K-Sea Transportation Corp.

     Terms used herein and not otherwise defined herein are used as defined in
Schedule X to the Amended and Restated Security Agreement dated as of the date hereof among K-Sea Transportation Partners L.P., K-Sea Operating Partnership L.P. and the Secretary.


                                                 United States of America,
                                                 Secretary of Transportation,
                                                 Maritime Administrator


                                                 By:
                                                    ----------------------------
                                                 Title:       Secretary
                                                        Maritime Administration

Dated as of January ___, 2004

                                       13
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                                                                      SCHEDULE A


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